Exhibit 99.1

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                     [LETTERHEAD OF UNION PLANTERS MORTGAGE]




Mark E. Mosteller
Chief Operating Officer


                    UNION PLANTERS BANK, NATIONAL ASSOCIATION
                          ANNUAL OFFICER'S CERTIFICATE

                   UNION PLANTERS MORTGAGE FINANCE CORPORATION
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-1


         Pursuant to Section 3.12 (a) of the Standard Terms to Pooling and Servicing Agreement (May 1998 edition) which is incorporated in the Pooling and Servicing Agreement dated February 1, 1999 among Union Planters Mortgage Finance Corporation, Union Planters Bank, National Association (the "Master Servicer") and The Bank of New York, the undersigned officer of the Master Servicer hereby certifies that a review of the activities of the Servicer during the period January 1, 1999 through December 31, 1999 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such period.

         By:\s\ Mark E. Mosteller
            ---------------------

         Name: Mark E. Mosteller

         Title: Executive Vice President

         Date: March 14, 2000







              7130 Goodlett Farms Parkway, WA2 o Cordova, TN 38018
                      o (901) 580-2905 o Fax (901) 580-2468
                     P.O. Box 1860 o Memphis, TN 38101-1860